Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES Q1 2013
MONTHLY DIVIDEND RATE OF $0.08 PER SHARE

VERO BEACH, FL – Dec. 17, 2012 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PrA) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced a Q1 2013 monthly cash dividend rate for the Company’s Common Stock of $0.08 per share.

Q1 2013 Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
January 2013	$0.08	January 15, 2013	January 30, 2013

February 2013	$0.08	February 15, 2013	February 27, 2013

March 2013	$0.08	March 15, 2013	March 27, 2013

The Company estimates that its 2012 taxable REIT income equaled or exceeded dividends paid in 2012.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities (“RMBS”) issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340